Exhibit 10.6

THIRD AMENDMENT TO

AMENDED AND RESTATED
DISTRIBUTION SERVICES AGREEMENT

This Third Amendment

(the “Amendment”) to the Amended and Restated Distribution Services Agreement (the “Distribution Services Agreement”) dated as of November 17, 2010 and amended as of May 25, 2011 and October 1, 2011 by and among Teucrium Trading, LLC (the “Sponsor”), Teucrium Commodity Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of April 22, 2013 (the “Effective Date”).

WHEREAS, the Sponsor, the Trust and Foreside desire to amend the Distribution Services Agreement to update Exhibit B;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Exhibit B to the Distribution Services Agreement is hereby deleted and replaced in its entirety as provided on Schedule 1 hereto.

2.         Except as expressly amended hereby, all of the provisions of the Distribution Services Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.         This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC		TEUCRIUM TRADING, LLC

By:	/s/ Mark Fairbanks	By:	/s/ Dale Riker
Mark Fairbanks, President
		Name:	Dale Riker

		Title:	CEO

TEUCRIUM COMMODITY TRUST

By:	/s/ Dale Riker

Name:	Dale Riker

Title:	CEO
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EXHIBIT B

Fee Schedule

One-Time Fees	Rate

Fixed Fee	Rate
Base Fee	$100,000 per annum, calculated and billed monthly
Asset-Based Fee	Rate
Basis point fee on all assets under management for Funds listed in Exhibit A	One basis point (0.01%) per annum on the total average net assets of the Funds listed in Exhibit A. Such fee to be calculated and billed monthly.

The maximum fees to be received by Foreside per Fund over the two years of each Offering:

NAGS:	$211,800 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $1 billion in average net assets over the first two years of distribution.

CRUD:	$156,040 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $750 million in average net assets over the first two years of distribution.

CORN:	$329,820 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $1 billion in average net assets over the first two years of distribution.

SOYBEAN:	$85,270.66 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $250 million in average net assets over the first two years of distribution.

SUGAR:	$85,270.66 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $250 million in average net assets over the first two years of distribution.

WHEAT:	$85,270.66 (Allocated base fee plus 1 basis point per annum on total gross offering proceeds). This maximum assumes that the Fund has a constant $250 million in average net assets over the first two years of distribution.

Out-Of-Pocket and Related Expenses

The Adviser shall also reimburse Distributor for reasonable out-of-pocket and ancillary expenses incurred in the provision of services pursuant to this Agreement, including but not limited to the following: sales

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and advertising review, communications; postage and delivery services; record storage and retention; reproduction; reasonable travel expenses incurred in connection with the provision of the services pursuant to the Distribution Services Agreement; and any other expenses incurred in connection with the provision of the services pursuant to this Agreement.

Maximum out-of-pocket expenses to be received by Foreside per Fund over the two years of each offering:

NAGS:	$6,000 sales & advertising FINRA filing fees

CRUD:	$6,000 sales & advertising FINRA filing fees

CORN:	$6,000 sales & advertising FINRA filing fees

SOYBEAN:	$6,000 sales & advertising FINRA filing fees

SUGAR:	$6,000 sales & advertising FINRA filing fees

WHEAT:	$6,000 sales & advertising FINRA filing fees

TAGS:	$6,000 sales & advertising FINRA filing fees

Sales and advertising FINRA filing fees are Issuer Costs as defined pursuant to FINRA Rule 2310(b)(4)(C) and are not considered part of the Distributor’s underwriting compensation.

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